Exhibit 10.4

COMMON STOCK WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK INTO WHICH THE WARRANT MAY BE EXERCISED MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT, OR (II) UNLESS SOLD OR TRANSFERRED PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Dated:	August 18, 2009

THIS CERTIFIES THAT, for value received, THE RHL GROUP, INC., a California corporation ("Holder"), is entitled to subscribe for and purchase that number of shares as set forth in Section 1 of the fully paid and nonassessable common stock, par value $0.001 per share (the "Shares" or the "Common Stock"), of MMR INFORMATION SYSTEMS, INC., a Delaware corporation (the "Company"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.

  Warrant Price and Number of Shares.  The "Warrant Price" per share shall be equal to $0.13, subject to adjustment as provided in Section 7 below. This Warrant shall be initially exercisable for Eleven Million Thirty-Nine Thousand Three Hundred Seventy-Eight (11,039,378) shares of Common Stock (the "Initial Grant").

  Conditions to Exercise.  The purchase right represented by the Initial Grant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. New York time on August 18, 2014.

  Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

    Cash Exercise. Subject to Sections 1 and 2 hereof, the purchase rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 17 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially similar to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 days after exercise of the Warrant.

    Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

    X = Y (A-B)
        A

    Where X = the number of shares of Common Stock to be issued to Holder.

    Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

    A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation).

    B = Warrant Price per share (as adjusted to the date of such calculation).

    Fair Market Value. For purposes of this Section 3, "Fair Market Value" of one share of the Company's Common Stock shall mean the arithmetic average of the VWAP of the Common Stock for the ten (10) consecutive Trading Days ending on the day that is three (3) Trading Days prior to the applicable date of determination of Fair Market Value.

    Definitions. For the purposes of this Warrant:

      "Trading Day" means a day on which the principal Trading Market is open for business.

      "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange.

      "VWAP" means, as of any date of determination, the dollar volume-weighted average price for the Common Stock on the Trading Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Trading Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the VWAP cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, then the VWAP on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

    Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration.

  Legends; Removal of Legends.

    Legends. Each certificate representing the Securities shall be endorsed with the following legend:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) PURSUANT TO SEC RULE 144, (2) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (3) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

      The Company need not enter into its stock register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

    Removal of Legend and Transfer Restrictions. The legend relating to the Securities Act endorsed on a certificate pursuant to paragraph 4(a) of this Warrant and the stop transfer instructions with respect to the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the "Securities") represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

  Assignment. This Warrant may not be pledged, sold, assigned or transferred except (i) to any subsidiary wholly owned (directly or through intermediate wholly owned subsidiaries) by the Holder, (ii) to any director, stockholder or executive officer of the Holder, (iii) to any limited liability company, partnership or other entity resulting from any merger, consolidation or other reorganization to which Holder is a party or any limited liability company, partnership or other person or entity to which Holder may transfer all or substantially all of Holder's assets and business, or (iv) with the express written consent of the Company, which may be withheld in its sole discretion (in each case, a "Permitted Transferee"); provided, however, that any such transfer shall only be made in compliance with applicable federal and state securities laws. Any pledge, sale, assignment or transfer in violation of the foregoing shall be null and void. It shall be a condition to any transfer of this Warrant that, at the time of such transfer, the Permitted Transferee shall provide the Company with a representation in writing that the Permitted Transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise, for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As further condition to any transfer, the Holder shall surrender this Warrant to the Company and the Permitted Transferee shall receive and accept a new Warrant, of like tenor and date, executed by the Company.

  Stock Fully Paid; Reservation of Shares.  All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times use its reasonable efforts to have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

  Certain Adjustments.

    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Warrant Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

    Merger, Consolidation, Reclassification or Reorganization. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

    Number of Shares. Simultaneously with any adjustment to the Warrant Price pursuant to Section 7(a) above, the number of shares of Common Stock that may be purchased upon exercise of this Warrant shall be adjusted proportionately, so that after such adjustment the aggregate Warrant Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Warrant Price in effect immediately prior to such adjustment.

    Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

  Notice of Adjustments.  Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of Shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 17 hereof.

  Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred.

  No Fractional Shares.  No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

  Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

  No Stockholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

  Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

  Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

  Miscellaneous.

    Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

    Successors.  This Warrant shall be binding upon any successors or assigns of the Company.

    Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles, and notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state. With respect to any disputes arising out of or related to this Warrant, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Central District of California sitting in Los Angeles County, California).

    Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

    Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

    Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant, and no party shall be required to produce an original or all of such counterparts in making such proof.

  No Impairment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, share exchange dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant or impair the ability of the Holder(s) to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder(s) hereof against impairment.

  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Holder, as applicable, at the respective addresses set forth on the signature page to this Warrant or at such other address(es) as they may designate, respectively, by ten (10) days advance written notice to the other party hereto.

  Modification and Waiver. The Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder of the Warrant.

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IN WITNESS WHEREOF, the Company and Holder have each caused this Warrant to be executed by an officer thereunto duly authorized.

Dated as of August 18, 2009.

MMR INFORMATION SYSTEMS, INC.

By:	/s/

Name:	Naj Allana

Title:	Chief Financial Officer

THE RHL GROUP, INC.

By:	/s/

Name:	Robert H. Lorsch

Title:	Chief Executive Officer

NOTICE OF EXERCISE

TO:

1.          The undersigned Warrantholder ("Holder") elects to acquire shares of the Common Stock (the "Common Stock") of MMR Information Systems Inc. (the "Company"), pursuant to the terms of the Common Stock Warrant dated [________________], 2009 (the "Warrant").

2.          The Holder exercises its rights under the Warrant as set forth below:

☐	The Holder elects to purchase _________ shares of Common Stock as provided in Section 3(a) and 3(c) and tenders herewith a check in the amount of $_______ as payment of the Warrant Price.

☐	The Holder elects to net issue exercise the Warrant for shares of Common Stock as provided in Section 3(b) and 3(c) of the Warrant.

3.          The Holder surrenders the Warrant with this Notice of Exercise.

4.          The Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares unless in compliance with all applicable federal and state securities laws.

5.          Please issue a certificate representing the shares of the Common Stock in the name of the Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[_______________________________]
By:	______________________________________

Name:	______________________________________

Title:	______________________________________

Date:	______________________________________